Workiva Inc. Announces Second Quarter 2025 Financial Results
•Increased Q2 2025 subscription & support revenue by 23% over Q2 2024
•Total revenue of $215 million in Q2 2025, representing 21% year-over-year growth
•GAAP operating margin was (10.2)%, non-GAAP operating margin was 3.8%
•Repurchased $10 million of Class A common stock under the 2024 share repurchase plan
•Customers with annual contract value over $500,000 grew 35% year-over-year

NEW YORK - July 31, 2025 – Workiva Inc. (NYSE:WK), the platform that powers transparency, accountability, and trust, today announced financial results for its second quarter ended June 30, 2025.
"We delivered another quarter of solid financial performance, powered by the continued demand for our broad portfolio of solutions and unified platform," said Julie Iskow, President & Chief Executive Officer. "Our business results and guidance raise reflects continued execution on our strategy and a more disciplined approach to margin expansion."
"Our second quarter results demonstrate the durability of our business as we beat the high end of guidance for both revenue and operating margin," said Jill Klindt, Chief Financial Officer. "Subscription revenue grew by 23%, and contracts valued over $500 thousand dollars were up 35% year-over-year."
Second Quarter 2025 Financial Results
•Revenue: Total revenue for the second quarter of 2025 reached $215 million, an increase of 21% from $178 million in the second quarter of 2024. Subscription and support revenue contributed $198 million, up 23% versus the second quarter of 2024. Professional services revenue was $17 million, flat from the second quarter of 2024.
•Gross Margin: GAAP gross margin was 77.0% versus 76.8% in the second quarter of 2024. Non-GAAP gross margin was 79.1% compared to 78.3% in the second quarter of 2024.
•Operating Margin: GAAP operating margin for the second quarter of 2025 was (10.2)% compared to (13.1)% in the prior year's second quarter. Non-GAAP operating margin was 3.8% compared to 2.0% in the second quarter of 2024.
•GAAP Net Loss: GAAP net loss for the second quarter of 2025 was $(19) million compared with a net loss of $(18) million for the prior year's second quarter. GAAP net loss per basic and diluted share was $(0.35) compared with a net loss per basic and diluted share of $(0.32) in the second quarter of 2024.
•Non-GAAP Net Income: Non-GAAP net income for the second quarter of 2025 was $11 million compared with non-GAAP net income of $9 million in the prior year's second quarter. Non-GAAP net income per basic share and diluted share in the second quarter of 2025 was $0.20 and $0.19, respectively, compared with non-GAAP net income per basic share and diluted share of $0.17 and $0.16, respectively, in the second quarter of 2024.
•Liquidity: As of June 30, 2025, Workiva had cash, cash equivalents, and marketable securities totaling $814 million, compared with $816 million as of December 31, 2024. Workiva had $71 million aggregate principal amount of 1.125% convertible senior notes due in 2026, $702 million aggregate principal amount of 1.250% convertible senior notes due in 2028, and $14 million of finance lease obligations outstanding as of June 30, 2025.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 6,467 customers as of June 30, 2025, a net increase of 320 customers from June 30, 2024.
•Retention Rate: As of June 30, 2025, Workiva's gross retention rate was 97%, and the net retention rate was 114%. Net retention includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of June 30, 2025, Workiva had 2,241 customers with an annual contract value (“ACV”) of more than $100,000, up 27% from 1,768 customers at June 30, 2024. Workiva had 488 customers with an ACV of more than $300,000, up 37% from 356 customers in the second quarter of 2024. Workiva had 208 customers with an ACV of more than $500,000, up 35% from 154 customers in the second quarter of 2024.
•Share Repurchase Plan: On July 30, 2024, our board of directors authorized a share repurchase plan for up to $100 million of our outstanding Class A common stock. During the second quarter of 2025, Workiva purchased approximately 132,000 shares for $10 million under the plan. As of June 30, 2025, $49.9 million remains available under the plan for future share repurchases.
Financial Outlook
As of July 31, 2025, Workiva is providing guidance as follows:
Third Quarter 2025 Guidance:
•Total revenue is expected to be in the range of $218 million to $220 million.
•GAAP operating margin is expected to be in the range of (7.4)% to (6.4)%
•Non-GAAP operating margin is expected to be in the range of 7.0% to 8.0%
•GAAP net loss per basic share is expected to be in the range of $(0.18) to $(0.14) using 56.4 million shares.
•Non-GAAP net income per diluted share is expected to be in the range of $0.37 to $0.41 using 58.0 million shares.

Full Year 2025 Guidance:
•Total revenue is expected to be in the range of $870 million to $873 million.
•GAAP operating margin is expected to be in the range of (7.1)% to (6.6)%.
•Non-GAAP operating margin is expected to be in the range of 7.0% to 7.5%.
•GAAP net loss per basic share is expected to be in the range of $(0.79) to $(0.72) using 56.4 million shares.
•Non-GAAP net income per diluted share is expected to be in the range of $1.31 to $1.38 using 59.5 million shares.
•Free cash flow margin is expected to be approximately 10.5%.
Departure of Chief Financial Officer
Jill Klindt is stepping down from her role as Executive Vice President, Chief Financial Officer and Treasurer. The Company expects her to remain as CFO through December 2025 or at such earlier date as a successor is appointed.
Quarterly Conference Call
Workiva will host a webcast today at 5:00 p.m. Eastern Time to review the Company’s financial results for the second quarter 2025, in addition to discussing the Company’s outlook for the third quarter and full year 2025. The call can be accessed by dialing 1-833-630-1956 (U.S. domestic) or 1-412-317-1837 (international). Additionally, a live webcast and replay will be available at https://investor.workiva.com/news-events/events.
About Workiva
Workiva Inc. (NYSE: WK) powers transparency, accountability, and trust. Finance, accounting, sustainability, risk, and audit teams from more than 6,400 organizations worldwide, including over 80% of FORTUNE® 1,000 companies, rely on Workiva for their mission-critical work. We transform how customers connect data, unify processes, and empower teams in a secure, audit-ready, AI-powered, collaborative platform. Learn more at workiva.com.
Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and amortization of acquisition-related intangible assets. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, free cash flow and free cash flow margin is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.
Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP income from operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from operations. Non-GAAP net income is calculated by excluding stock-based compensation expense, net of tax and amortization expense for acquisition-related intangible assets from net loss. Non-GAAP net income per share is calculated by dividing non-GAAP net income by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe they are reflective of ongoing operations.
Free cash flow, a non-GAAP measure, represents cash flow from operating activities less purchase of property and equipment. Free cash flow margin is calculated by dividing free cash flow by total revenue. We consider free cash flow and free cash flow margin to be liquidity measures that provide useful information to investors about the amount of cash generated or used by the business.
Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.
Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance," "target," "goal," "project," "continue to," "confident," or the negative of those terms or other comparable terminology.
Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:		Media Contact:
Yogita Shah		Mandi McReynolds
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	(unaudited)
Revenue
Subscription and support	$198,223	$160,735	$383,735	$315,714
Professional services	16,964	16,768	37,732	37,456
Total revenue	215,187	177,503	421,467	353,170
Cost of revenue
Subscription and support (1)	35,277	27,945	69,339	55,872
Professional services (1)	14,266	13,227	28,546	26,823
Total cost of revenue	49,543	41,172	97,885	82,695
Gross profit	165,644	136,331	323,582	270,475
Operating expenses
Research and development (1)	54,843	48,408	108,623	93,903
Sales and marketing (1)	104,025	84,697	205,696	167,330
General and administrative (1)	28,922	26,375	56,159	50,674
Total operating expenses	187,790	159,480	370,478	311,907
Loss from operations	(22,146)	(23,149)	(46,896)	(41,432)
Interest income	8,344	10,336	17,091	20,791
Interest expense	(3,194)	(3,237)	(6,389)	(6,469)
Other (expense) income, net	(736)	(45)	(969)	41
Loss before provision for income taxes	(17,732)	(16,095)	(37,163)	(27,069)
Provision for income taxes	1,668	1,453	3,608	2,166
Net loss	$(19,400)	$(17,548)	$(40,771)	$(29,235)
Net loss per common share:
Basic and diluted	$(0.35)	$(0.32)	$(0.73)	$(0.53)
Weighted-average common shares outstanding - basic and diluted	56,076,723	55,177,162	56,133,286	55,046,507

(1) Includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	(unaudited)
Cost of revenue
Subscription and support	$2,511	$1,943	$4,944	$3,544
Professional services	1,106	763	2,102	1,490
Operating expenses
Research and development	6,556	5,152	12,606	9,793
Sales and marketing	9,890	8,490	19,641	16,528
General and administrative	8,404	9,054	17,062	17,054

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	June 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$284,253	$301,835
Marketable securities	529,456	514,585
Accounts receivable, net	121,564	148,433
Deferred costs	53,250	50,914
Other receivables	9,441	10,276
Prepaid expenses and other	25,184	22,199
Total current assets	1,023,148	1,048,242
Property and equipment, net	21,185	21,825
Operating lease right-of-use assets	11,664	11,786
Deferred costs, non-current	51,476	54,858
Goodwill	206,007	196,844
Intangible assets, net	25,215	27,389
Other assets	7,047	7,525
Total assets	$1,345,742	$1,368,469
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$10,905	$7,747
Accrued expenses and other current liabilities	118,588	126,508
Deferred revenue	461,267	457,608
Convertible senior notes, current	70,937	—
Finance lease obligations	578	562
Total current liabilities	662,275	592,425
Convertible senior notes, non-current	695,175	764,891
Deferred revenue, non-current	32,443	29,681
Other long-term liabilities	292	227
Operating lease liabilities, non-current	8,890	9,441
Finance lease obligations, non-current	13,195	13,488
Total liabilities	1,412,270	1,410,153
Stockholders’ deficit
Common stock	56	56
Additional paid-in-capital	675,076	672,363
Accumulated deficit	(748,454)	(707,683)
Accumulated other comprehensive income (loss)	6,794	(6,420)
Total stockholders’ deficit	(66,528)	(41,684)
Total liabilities and stockholders’ deficit	$1,345,742	$1,368,469

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	(unaudited)
Cash flows from operating activities
Net loss	$(19,400)	$(17,548)	$(40,771)	$(29,235)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	2,949	2,564	5,842	5,086
Stock-based compensation expense	28,467	25,402	56,355	48,409
(Recovery of) provision for doubtful accounts	(357)	20	(345)	(103)
Accretion of premiums and discounts on marketable securities, net	(1,390)	(3,156)	(3,085)	(6,905)
Amortization of debt discount and issuance costs	611	609	1,221	1,217
Deferred income tax	(13)	4	(77)	(291)
Changes in assets and liabilities:
Accounts receivable	(504)	(33,267)	30,132	3,680
Deferred costs	(12)	(11,599)	4,081	(10,194)
Operating lease right-of-use assets	1,377	1,172	2,706	2,598
Other receivables	(59)	4,347	935	4,541
Prepaid expenses and other	3,191	4,693	(2,462)	2,420
Other assets	1,386	(565)	738	(1,655)
Accounts payable	(3,755)	(1,884)	2,896	2,842
Deferred revenue	15,424	13,079	(3,014)	(4,447)
Operating lease liabilities	(1,087)	(966)	(1,918)	(1,953)
Accrued expenses and other liabilities	23,483	17,081	(10,281)	8,820
Net cash provided by (used in) operating activities	50,311	(14)	42,953	24,830
Cash flows from investing activities
Purchase of property and equipment	(995)	(108)	(1,758)	(311)
Purchase of marketable securities	(102,985)	(34,986)	(205,950)	(151,553)
Maturities of marketable securities	99,738	107,100	194,352	236,740
Sale of marketable securities	—	—	—	4,609
Acquisitions, net of cash acquired	—	(98,280)	—	(98,280)
Purchase of intangible assets	(41)	(41)	(60)	(72)
Net cash used in investing activities	(4,283)	(26,315)	(13,416)	(8,867)

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	(unaudited)
Cash flows from financing activities
Proceeds from option exercises	1,803	290	2,434	592
Taxes paid related to net share settlements of stock-based compensation awards	(569)	(1,640)	(13,491)	(10,251)
Proceeds from shares issued in connection with employee stock purchase plan	—	—	7,535	7,113
Repurchases of Class A common stock	(10,002)	—	(50,120)	—
Principal payments on finance lease obligations	(139)	(132)	(277)	(261)
Net cash used in financing activities	(8,907)	(1,482)	(53,919)	(2,807)
Effect of foreign exchange rates on cash	5,108	(358)	6,997	(1,465)
Net increase (decrease) in cash, cash equivalents, and restricted cash	42,229	(28,169)	(17,385)	11,691
Cash, cash equivalents, and restricted cash at beginning of period	242,736	296,581	302,350	256,721
Cash, cash equivalents, and restricted cash at end of period	$284,965	$268,412	$284,965	$268,412

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	(unaudited)
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents at end of period	$284,253	$267,897	$284,253	$267,897
Restricted cash included within prepaid expenses and other at end of period	712	515	712	515
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$284,965	$268,412	$284,965	$268,412

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Gross profit, subscription and support	$162,946	$132,790	$314,396	$259,842
Add back: Stock-based compensation	2,511	1,943	4,944	3,544
Add back: Amortization of acquisition-related intangibles	939	—	1,849	—
Gross profit, subscription and support, non-GAAP	$166,396	$134,733	$321,189	$263,386

Gross profit, professional services	$2,698	$3,541	$9,186	$10,633
Add back: Stock-based compensation	1,106	763	2,102	1,490
Gross profit, professional services, non-GAAP	$3,804	$4,304	$11,288	$12,123

Gross profit	$165,644	$136,331	$323,582	$270,475
Add back: Stock-based compensation	3,617	2,706	7,046	5,034
Add back: Amortization of acquisition-related intangibles	939	—	1,849	—
Gross profit, non-GAAP	$170,200	$139,037	$332,477	$275,509

Cost of revenue, subscription and support	$35,277	$27,945	$69,339	$55,872
Less: Stock-based compensation	2,511	1,943	4,944	3,544
Less: Amortization of acquisition-related intangibles	939	—	1,849	—
Cost of revenue, subscription and support, non-GAAP	$31,827	$26,002	$62,546	$52,328

Cost of revenue, professional services	$14,266	$13,227	$28,546	$26,823
Less: Stock-based compensation	1,106	763	2,102	1,490
Cost of revenue, professional services, non-GAAP	$13,160	$12,464	$26,444	$25,333

Research and development	$54,843	$48,408	$108,623	$93,903
Less: Stock-based compensation	6,556	5,152	12,606	9,793
Less: Amortization of acquisition-related intangibles	495	962	990	1,852
Research and development, non-GAAP	$47,792	$42,294	$95,027	$82,258

Sales and marketing	$104,025	$84,697	$205,696	$167,330
Less: Stock-based compensation	9,890	8,490	19,641	16,528
Less: Amortization of acquisition-related intangibles	478	413	925	825
Sales and marketing, non-GAAP	$93,657	$75,794	$185,130	$149,977

General and administrative	$28,922	$26,375	$56,159	$50,674
Less: Stock-based compensation	8,404	9,054	17,062	17,054
General and administrative, non-GAAP	$20,518	$17,321	$39,097	$33,620

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Loss from operations	$(22,146)	$(23,149)	$(46,896)	$(41,432)
Add back: Stock-based compensation	28,467	25,402	56,355	48,409
Add back: Amortization of acquisition-related intangibles	1,912	1,375	3,764	2,677
Income from operations, non-GAAP	$8,233	$3,628	$13,223	$9,654
GAAP operating margin	(10.2)%	(13.1)%	(11.2)%	(11.7)%
Non-GAAP operating margin	3.8%	2.0%	3.1%	2.7%

Net loss	$(19,400)	$(17,548)	$(40,771)	$(29,235)
Add back: Stock-based compensation	28,467	25,402	56,355	48,409
Add back: Amortization of acquisition-related intangibles	1,912	1,375	3,764	2,677
Net income, non-GAAP	$10,979	$9,229	$19,348	$21,851

Net loss per basic and diluted share:	$(0.35)	$(0.32)	$(0.73)	$(0.53)
Add back: Stock-based compensation	0.52	0.47	1.00	0.88
Add back: Amortization of acquisition-related intangibles	0.03	0.02	0.07	0.05
Net income per basic share, non-GAAP	$0.20	$0.17	$0.34	$0.40
Net income per diluted share, non-GAAP	$0.19	$0.16	$0.33	$0.38

Weighted-average common shares outstanding - basic, non-GAAP	56,076,723	55,177,162	56,133,286	55,046,507
Effect of potentially dilutive securities	1,738,597	1,240,869	1,997,835	2,214,155
Weighted-average common shares outstanding - diluted, non-GAAP	57,815,320	56,418,031	58,131,121	57,260,662

Net cash provided by (used in) operating activities	$50,311	(14)	42,953	24,830
Purchase of property and equipment	(995)	(108)	(1,758)	(311)
Free cash flow	$49,316	$(122)	$41,195	$24,519
Free cash flow margin	22.9%	(0.1)%	9.8%	6.9%

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE
	Three months ending September 30, 2025			Year ending December 31, 2025

GAAP operating margin	(7.4)%	-	(6.4)%	(7.1)%	-	(6.6)%
Add back: Stock-based compensation	13.6%		13.6%	13.3%		13.3%
Add back: Amortization of acquisition-related intangibles	0.8%		0.8%	0.8%		0.8%
Non-GAAP operating margin	7.0%	-	8.0%	7.0%	-	7.5%

Net loss per basic share, GAAP range	$(0.18)	-	$(0.14)	$(0.79)	-	$(0.72)
Add back: Stock-based compensation	0.53		0.53	2.05		2.05
Add back: Amortization of acquisition-related intangibles	0.03		0.03	0.11		0.11
Effect of potentially dilutive securities	(0.01)		(0.01)	(0.06)		(0.06)
Net income per diluted share, non-GAAP range	$0.37	-	$0.41	$1.31	-	$1.38

Weighted-average common shares used in calculating GAAP earnings per share, basic	56,400,000		56,400,000	56,400,000		56,400,000
Weighted-average common shares used in calculating non-GAAP earnings per share, diluted	58,000,000		58,000,000	59,500,000		59,500,000